EXHIBIT 99.1

THE BOARD OF DIRECTORS

OF

IMMUNOVATIVE INC.

The following is a true copy of the resolution duly adopted by the Board of Directors of this Corporation at a special meeting, notice to this meeting having been waived, held on August 22nd, 2012;

The Board of Directors which was present for this meeting & took active part therein was:

Antonio Treminio

WHEREAS there has been presented to and considered by this meeting a Motion to formally RESIGN my position as DIRECTOR of the company,

NOW THEREFORE BE IT RESOLVED that the corporation having considered this matter, has opened the floor to all those who voice a preference in the issue, has decided unanimously and RESOLVED that: I do hereby formally RESIGN as Director of the company, and do hereby, by affixing, my signature hereto, officially as my last corporate act of Director, DO HEREBY RESIGN.

The Director of the corporation, by affixing his signature hereto, does hereby formally resign, and shall allow the new Board to choose its Directors at a time and place of its choosing.

/s/Antonio Treminio
Antonio Treminio, Director